Exhibit 99.1
Grid Dynamics Reports Fourth Quarter and Full Year 2022 Financial Results
Fourth Quarter Revenue of $80.6 million and Full Year Revenue of $310.5 million
San Ramon Calif. – February 23, 2023 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”, “the Company”), a leader in enterprise-level digital transformation, today announced results for its fourth quarter and full year ended December 31, 2022.
We are pleased to report revenue of $80.6 million in the fourth quarter 2022 that exceeded our outlook of $77 million to $78 million that we provided in November 2022. Revenues in the fourth quarter of 2022 were almost unchanged on a sequential basis and grew by 21.1% on a year-over-year basis.
Our non-retail industry verticals representing 68.2% of revenue in the fourth quarter grew 22.9% on a year-over-year basis remaining almost on the same level compared to third quarter of 2022. Totaling 33.7% of our fourth quarter revenue, the Technology, Media and Telecom (“TMT”) was our largest vertical and grew 3.1% on a sequential basis and 38.8% on a year-over-year basis. The growth in the quarter was driven by a combination of our large Technology customers growing and new logo revenue contribution. Our Retail vertical, at 31.8% of our fourth quarter revenue, remained almost unchanged on a sequential basis and grew 17.4% on a year-over-year basis. Our Finance vertical, representing 7.7% of our fourth quarter revenue, grew 2.8% on a sequential basis and 30.6% on a year-over-year basis and this was largely due to growth from our Banking customers. Our CPG and Manufacturing vertical, representing 17.5% of our fourth quarter revenue, declined (12.3)% on a sequential basis and grew 3.4% on a year-over-year basis.

“In 2022 we have achieved record annual revenues. It was one of the best years in terms of growth in the Company’s history. Our revenue grew by 47% on a year-over-year basis and have almost tripled since 2020, our first year of being a public company. We also performed above our long-term target operating model for the second consecutive quarter. Despite market conditions we added 13 new enterprise customers to our organic business making it one of the highest number of new logos ever in one quarter. This is a testament of our differentiation, technical competency, and business value we bring to our customers. Equally important, we entered the first quarter of 2023 with a robust pipeline of new clients. Also in December 2022 we acquired Texas-based Mutual Mobile, Inc. with engineering centers in India, specializing in Mobile, UI/UX, Product Design, and AR & VR capabilities. Our M&A target list continues to expand. Finally, in 2022 Grid Dynamics’ strength and resilience has been put to a substantial test, as we have been dealing with a horrific war in Ukraine and expanding macro-economic challenges. I am very proud of the Company’s achievements and I would like to thank all our employees for their contribution and perseverance. I am confident of the company’s capabilities, and believe Grid Dynamics will come out even stronger as the year progresses,” said Leonard Livschitz, CEO.
Fourth Quarter of 2022 Financial Highlights
•Total revenue was $80.6 million, a decrease of (0.7)% sequentially and an increase of 21.1% year-over-year.
•GAAP gross profit was $32.3 million or 40.1% of revenue, compared to GAAP gross profit of $27.3 million or 41.1% of revenue in the fourth quarter of 2021. Non-GAAP gross profit was $32.7 million or 40.6% of revenue, compared to non-GAAP gross profit of $27.6 million or 41.4% of revenue in the fourth quarter of 2021.
•GAAP Net loss attributable to common stockholders was $(6.7) million, or $(0.09) per share, based on 74.0 million weighted-average common shares outstanding in fourth quarter of 2022, compared to GAAP Net loss attributable to common stockholders of $(3.6) million or $(0.05) per share based on 65.7 million weighted-average common shares outstanding in the fourth quarter of 2021. Non-GAAP Net income was $10.5 million, or $0.14 per diluted share, based on 76.5 million weighted-average common shares outstanding in the fourth quarter of 2022, compared to non-GAAP Net income of $7.1 million or $0.10 per diluted share based on 71.7 million weighted-average common shares outstanding in the fourth quarter of 2021.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs as well as geographic reorganization expenses), a non-GAAP metric, was $16.5 million, compared with non-GAAP EBITDA of $11.6 million in the fourth quarter of 2021.

2022 Full Year Financial Highlights
•Total revenue was $310.5 million, an increase of 47.0% year-over-year.
•GAAP gross profit was $120.6 million or 38.8% of revenue, compared to GAAP gross profit of $87.7 million or 41.5% of revenue in 2021. Non-GAAP gross profit was $121.9 million or 39.3% of revenue, compared to non-GAAP gross profit of $88.4 million or 41.8% of revenue in 2021.
•GAAP Net loss attributable to common stockholders was $(29.2) million, or $(0.42) per share, based on 69.2 million weighted-average common shares outstanding, compared to GAAP Net loss attributable to common stockholders of $(7.7) million or $(0.13) per share based on 58.7 million weighted-average common shares outstanding in 2021. Non-GAAP Net income was $36.6 million, or $0.51 per diluted share, based on 72.2 million weighted-average common shares outstanding, compared to Non-GAAP Net income of $24.2 million or $0.36 per diluted share based on 67.3 million weighted-average common shares outstanding in 2021.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs as well as geographic reorganization expenses), a non-GAAP metric, was $58.2 million, compared with non-GAAP EBITDA of $39.1 million in 2021.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $31.7 million for the year ended December 31, 2022, compared to cash provided by operating activities of $18.0 million for the year ended December 31, 2021.
•Cash and cash equivalents totaled $256.7 million as of December 31, 2022, compared to $144.4 million as of December 31, 2021.
•Total headcount was 3,798 as of December 31, 2022, compared with 3,274 employees as of December 31, 2021.
Financial Outlook
•The Company expects revenue in the first quarter of 2023 to be in the range of $78 million to $80 million.
•Adjusted EBITDA in the first quarter of 2023 is expected to be between $10 million and $11 million.
•For the first quarter of 2023, we expect our basic share count to be in the 74-75 million range and diluted share count to be in the 77-78 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the first quarter of 2023 because of the difficulty of estimating certain items excluded from non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, geographic reorganization expenses, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, February 23, 2023 to discuss its fourth quarter and full year 2022 financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q4@2022.

About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, UK, the Netherlands, Mexico, Switzerland, Central, and Eastern Europe.
To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.

Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic and the Russian invasion of Ukraine.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the impact of the COVID-19 pandemic and the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-K filed February 28, 2023 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND
COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$80,576	$66,537	$310,482	$211,280
Cost of revenue	48,296	39,209	189,892	123,552
Gross profit	32,280	27,328	120,590	87,728

Operating expenses
Engineering, research, and development	4,697	2,772	15,772	8,459
Sales and marketing	5,377	4,515	19,808	14,457
General and administrative	27,818	21,567	106,018	64,762
Total operating expenses	37,892	28,854	141,598	87,678

Income/(loss) from operations	(5,612)	(1,526)	(21,008)	50
Other income/(expenses), net	431	(1,487)	555	(2,502)
Loss before income taxes	(5,181)	(3,013)	(20,453)	(2,452)
Provision for income taxes	1,521	593	8,761	5,248
Net loss	$(6,702)	$(3,606)	$(29,214)	$(7,700)

Foreign currency translation adjustments, net of tax	1,215	(50)	(722)	(122)
Comprehensive loss	$(5,487)	$(3,656)	$(29,936)	$(7,822)

Loss per share
Basic	$(0.09)	$(0.05)	$(0.42)	$(0.13)
Diluted	$(0.09)	$(0.05)	$(0.42)	$(0.13)

Weighted average shares outstanding
Basic	74,036	65,707	69,197	58,662
Diluted	74,036	65,707	69,197	58,662

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$256,729	$144,364
Accounts receivable, net of allowance of $443 and $315 as of December 31, 2022 and December 31, 2021, respectively	48,358	38,838
Unbilled receivables	5,591	4,475
Prepaid income taxes	4,294	584
Prepaid expenses and other current assets	8,154	4,503
Total current assets	323,126	192,764

Property and equipment, net	8,215	6,169
Operating lease right-of-use assets, net	7,694	—
Intangible assets, net	20,375	19,097
Goodwill	45,514	35,958
Deferred tax assets	4,998	2,731
Other noncurrent assets	1,224	—
Total assets	$411,146	$256,719

Liabilities and equity
Current liabilities
Accounts payable	$3,897	$2,053
Accrued compensation and benefits	13,065	10,562
Accrued income taxes	10,718	1,980
Operating lease liabilities, current	2,505	—
Accrued expenses and other current liabilities	8,525	10,749
Total current liabilities	38,710	25,344

Deferred tax liabilities	3,756	4,324
Operating lease liabilities, noncurrent	5,636	—
Total liabilities	$48,102	$29,668

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 74,156,458 and 66,850,941 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	$7	$7
Additional paid-in capital	378,006	212,077
Retained earnings/(accumulated deficit)	(14,121)	15,093
Accumulated other comprehensive loss	(848)	(126)
Total stockholders’ equity	363,044	227,051
Total liabilities and stockholders’ equity	$411,146	$256,719

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(29,214)	$(7,700)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,626	5,049
Operating lease right-of-use assets amortization expense	3,021	—
Bad debt expense	132	45
Deferred income taxes	(3,633)	2,611
Debt issuance cost amortization	71	—
Stock-based compensation	60,968	33,036
Change in fair value of warrants	—	979
Changes in assets and liabilities:
Accounts receivable	(8,738)	(18,676)
Unbilled receivables	(1,116)	(849)
Prepaid income taxes	(3,450)	237
Prepaid expenses and other assets	(3,371)	(1,176)
Accounts payable	1,729	957
Accrued compensation and benefits	1,694	873
Operating lease liabilities	(2,574)	—
Accrued income taxes	8,525	532
Accrued expenses and other current liabilities	982	2,055
Net cash provided by operating activities	31,652	17,973
Cash flows from investing activities
Purchase of property and equipment	(6,069)	(4,716)
Purchase of investments	(1,000)	—
Acquisition of business, net of cash acquired	(9,254)	(30,650)
Net cash used in investing activities	(16,323)	(35,366)
Cash flows from financing activities
Proceeds from issuance of Common Stock from 2022 and 2021 Offerings	109,537	78,311
Proceeds from debt	5,000	—
Proceeds from exercises of stock options, net of shares withheld for taxes	1,432	(27,528)
Proceeds from exercise of warrants	—	48,145
Payment of contingent consideration related to previously acquired businesses	(6,933)	—
Payments of tax obligations resulted from net share settlement of vested stock awards	(5,755)	(49,296)
Repayment of debt	(5,000)	—
Debt issuance cost	(270)	—
Equity issuance costs	(253)	(498)
Net cash provided by financing activities	97,758	49,134
Effect of exchange rate changes on cash and cash equivalents	(722)	(122)
Net increase in cash and cash equivalents	112,365	31,619
Cash and cash equivalents, beginning of period	144,364	112,745
Cash and cash equivalents, end of period	$256,729	$144,364

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)
(Continued)

	Year Ended December 31,
	2022	2021
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7,474	$2,448
Supplemental disclosure of non-cash activities
Acquisition fair value of contingent consideration issued for acquisition of business	$3,288	$4,986

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$80,576	$66,537	$310,482	$211,280
Cost of revenue	48,296	39,209	189,892	123,552
GAAP gross profit	32,280	27,328	120,590	87,728
Stock-based compensation	446	231	1,334	664
Non-GAAP Gross profit	$32,726	$27,559	$121,924	$88,392

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP Net Loss	$(6,702)	$(3,606)	$(29,214)	$(7,700)
Adjusted for:
Depreciation and amortization	1,719	1,529	6,626	5,049
Provision for income taxes	1,521	593	8,761	5,248
Stock-based compensation	18,369	11,577	60,968	33,036
Transaction and transformation-related costs (1)	604	—	604	942
Geographic reorganization (2)	1,390	—	11,023	—
Other (income)/expenses, net (3)	(431)	1,487	(555)	2,502
Non-GAAP EBITDA	$16,470	$11,580	$58,213	$39,077
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Other (income)/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP Net Loss	$(6,702)	$(3,606)	$(29,214)	$(7,700)
Adjusted for:
Stock-based compensation	18,369	11,577	60,968	33,036
Transaction and transformation-related costs (1)	604	—	604	942
Geographic reorganization (2)	1,390	—	11,023	—
Other (income)/expenses, net (3)	(431)	1,487	(555)	2,502
Tax impact of non-GAAP adjustments (4)	(2,757)	(2,322)	(6,199)	(4,620)
Non-GAAP Net Income	$10,473	$7,136	$36,627	$24,160
Number of shares used in the GAAP Diluted EPS	74,036	65,707	69,197	58,662
GAAP Diluted EPS	$(0.09)	$(0.05)	$(0.42)	$(0.13)
Number of shares used in the Non-GAAP Diluted EPS	76,534	71,722	72,223	67,305
Non-GAAP Diluted EPS	$0.14	$0.10	$0.51	$0.36
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Other (income)/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(4)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended December 31,
	2022	% of revenue	2021	% of revenue
Retail	$25,662	31.8%	$21,867	32.9%
Technology, Media and Telecom	27,164	33.7%	19,566	29.4%
CPG/Manufacturing	14,089	17.5%	13,629	20.5%
Finance	6,244	7.7%	4,782	7.2%
Other	7,417	9.3%	6,693	10.0%
Total	$80,576	100.0%	$66,537	100.0%

	Year Ended December 31,
	2022	% of revenue	2021	% of revenue
Retail	$99,681	32.1%	$61,717	29.2%
Technology, Media and Telecom	98,334	31.7%	67,689	32.0%
CPG/Manufacturing	61,216	19.7%	43,461	20.6%
Finance	21,893	7.1%	17,515	8.3%
Other	29,358	9.4%	20,898	9.9%
Total	$310,482	100.0%	$211,280	100.0%